Exhibit 24(b)

POWER OF ATTORNEY

Xerox Corporation (the “Company”) and each person whose signature appears below authorize each of L. A. Zimmerman, L. F. Varon, S. K. Lee and D. H. Marshall (each an “appointee”) to file, either in paper or electronic form, from time to time one or more registration statements (on Form S-8 or any other appropriate form) and amendments thereto (including post-effective amendments), under the Securities Act of 1933, as amended (the “Act”), for the purpose of registering the issuance, offering, sale and/or resale of common shares, par value $1.00 per share, of the Company, which may be issued by the Company pursuant to the Xerox Corporation Savings Plan and The Savings Plan of Xerox Corporation and the Xerographic Division, UNITE HERE (the “Plans”) and participation interests in such Plans. Each such person hereby appoints each appointee as attorney-in-fact, with full power to act alone, to execute any such registration statements and any and all amendments thereto and any and all other documents in connection therewith, in the name of and on behalf of the Company and each such person, individually and in each capacity stated below, including the power to enter electronically such company identification numbers, passwords and other information as may be required to effect such filing as prescribed under the rules and regulations of the Securities and Exchange Commission (the “SEC”), and to file, either in paper or electronic form, with the SEC a form of this Power of Attorney. Each such person individually and in such capacities stated below hereby grants to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing whatsoever that said attorney or attorneys may deem necessary or advisable to carry out fully the intent of the foregoing as the undersigned could do personally or in the capacities as aforesaid.

Dated: April 27, 2007.

XEROX CORPORATION

By:	/s/ Anne M. Mulcahy
Anne M. Mulcahy
Chairman of the Board and Chief Executive Officer

/s/ Anne M. Mulcahy	Chairman of the Board, Chief Executive Officer
Anne M. Mulcahy	and Director (Principal Executive Officer)

/s/ Lawrence A. Zimmerman	Executive Vice President and Chief Financial Officer
Lawrence A. Zimmerman	(Principal Financial Officer)

/s/ Gary R. Kabureck	Vice President and Assistant Controller
Gary R. Kabureck	(Principal Accounting Officer)

/s/ Glenn A. Britt	Director
Glenn A. Britt

/s/ Ursula M. Burns	Director
Ursula M. Burns

/s/ Richard J. Harrington	Director
Richard J. Harrington

/s/ William Curt Hunter	Director
William Curt Hunter

/s/ Vernon E. Jordan, Jr.	Director
Vernon E. Jordan, Jr.

/s/ Hilmar Kopper	Director
Hilmar Kopper

/s/ Robert A. McDonald	Director
Robert A. McDonald

/s/ N. J. Nicholas, Jr.	Director
N. J. Nicholas, Jr.

/s/ Ann N. Reese	Director
Ann N. Reese

/s/ Mary Agnes Wilderotter	Director
Mary Agnes Wilderotter